UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        October 29, 2008

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 29, 2008, the office of the Secretary for Transportation and Public Works for the Macau Special Administrative Region of The People’s Republic of China (the “Macau Government”) published an amendment (the “Land Concession Amendment”) to the Land Concession by Lease (the “Land Concession”) between the Macau Government and Venetian Cotai, Limited (“VCL”), an indirect wholly-owned subsidiary of Las Vegas Sands Corp. (the “Company”) in Macau’s Official Gazette (the “Official Gazette”).

The Land Concession Amendment separated the retail mall use from the hotel use for Lot II (the “Four Seasons Macao Hotel”) and authorized VCL to subdivide the Four Seasons Macao Hotel into four independent strata title units consisting of the following: (i) a five star hotel, including gaming areas, entertainment, leisure, restaurants and other supporting areas (112,167 square meters); (ii) a four star apartment-hotel, which corresponds to the most luxurious classification of apartment-hotel permitted in Macau (101,028 square meters); (iii) a retail shopping area (35,218 square meters); and (iv) a parking area (31,469 square meters). The change in the land uses, which included the separation of the retail mall area from the hotel area and the aggregation of the parking spaces that were previously allocated in the Land Concession for the different uses, justified the revision of the areas and resulted in an increase in the annual rent payable by VCL to the Macau Government associated with the Four Seasons Macao Hotel from MOP 4,328,735.00 to MOP 4,411,765.00 (approximately $542 thousand to $552 thousand at exchange rates in effect on October 30, 2008) with respect to the changes in the land uses. VCL will seek to subdivide the Four Seasons Macao Hotel into four separate components in the near future. Upon the subdivision of the four separate components of the Four Seasons Macao Hotel, VCL will promptly thereafter seek to transfer the component consisting of the apartment-hotel tower to a separate cooperative holding company and begin selling shares in the new holding company to third parties interested in acquiring apart-hotel vacation units at the Four Seasons Private Residences Macao. The subdivision of the Four Seasons Macao Hotel will also enable VCL to monetize the cash flow generated by The Shoppes at the Four Seasons at an appropriate time in the future.

In addition, the Land Concession Amendment adjusted the total area of Lot I (The Venetian Macao Resort Hotel) and Lot II (the Four Seasons Macao Hotel), reducing Lot I by 836 square meters while making a corresponding increase in the area of Lot II by 836 square meters, in order to reflect the actual boundaries and build out of both lots. The adjustments did not cause any change in the gross construction areas of either The Venetian Macao Resort Hotel or the Four Seasons Macao Hotel.

Pursuant to the Land Concession Amendment, VCL was obligated to pay an additional land premium in consideration of the changes to the Land Concession aggregating a total of MOP 142,295,946.00 (approximately $17.8 million at exchange rates in effect on October 30, 2008). VCL paid the additional land premium in full on October 23, 2008. The other material terms of the Land Concession were unchanged from the original Land Concession dated April 18, 2007.

Upon its publication in the Official Gazette the Land Concession Amendment to the Land Concession became effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 3, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name: Scott D. Henry Title: Senior Vice President, Finance